UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2011

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-06553	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01.	OTHER EVENTS.

On July 22, 2011, Carrols Restaurant Group, Inc., the parent company of Carrols Corporation (“Carrols”), issued a press release announcing that Carrols has commenced a cash tender offer to purchase any and all of the $165 million aggregate principal amount of its outstanding 9% Senior Subordinated Notes due 2013 (the “Notes”) and a related consent solicitation to amend the indenture governing the Notes.

The entire text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Carrols Restaurant Group, Inc. and Carrols Corporation Press Release, dated July 22, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	July 22, 2011

By:	/s/ Joseph A. Zirkman

Name:	Joseph A. Zirkman
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date:	July 22, 2011

By:	/s/ Joseph A. Zirkman

Name:	Joseph A. Zirkman
Title:	Vice President, General Counsel and Secretary